Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

ADITXT, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	(1)	Other	148,278,241	$	$77,104,685.32	0.0001381	$10,648.16

Total Offering Amounts:							$77,104,685.32		10,648.16
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$10,648.16

__________________________________________
Offering Note(s)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The Nasdaq Capital Market on April 8, 2026.

Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

Represents the resale of (i) up to 9,383,524 shares of common stock issuable upon the exercise of outstanding exchange warrants at an exercise price of $0.50 per share for a term of five and one-half years from the date of issuance; (ii) up to 12,882,010 shares of common stock issuable upon the exercise of outstanding July warrants at an exercise price of $0.50 per share for a term of twenty-four months from the date of issuance; (iii) up to 111,644,055 shares of common stock issuable upon the exercise of outstanding series C-1 warrants at an exercise price of $0. 50 per share for a term of five years from the date of issuance; 7,037,661 shares of common stock issuable upon the exercise of outstanding Dawson James placement agent warrants at an exercise price of $0.50 per share for a term of five and one-half years from the date of issuance; and (v) up to 7,330,991 shares of common stock issuable upon the exercise of outstanding H.C. Wainwright placement agent warrants at an exercise price of $0. 50 per share for a term of five and one-half years from the date of issuance.